UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Malvern Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

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January 29, 2021
Dear Shareholder:
You are cordially invited to attend the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Malvern Bancorp, Inc. (the “Company”). The Annual Meeting will be held online at www.virtualshareholdermeeting.com/MLVF2021, on Wednesday, March 10, 2021 at 9:30 a.m., Eastern Time. The matters to be considered by shareholders at the Annual Meeting are described in the accompanying materials.
The attached Notice of the Annual Meeting (“Notice of Annual Meeting”) and Proxy Statement describe in greater detail all of the formal business that will be transacted at the Annual Meeting. There will not be an in-person meeting this year to protect the safety and health of our employees and shareholders. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting: www.virtualshareholdermeeting.com/MLVF2021. Representatives of the Company will be available at the Annual Meeting to respond to any questions that you may have regarding the business to be transacted.
We are distributing our proxy materials to shareholders via the Internet under the “Notice and Access” rules of the U.S. Securities and Exchange Commission. We believe this expedites shareholders’ receipt of proxy materials, lowers the Annual Meeting costs and conserves natural resources. As a result, we are mailing to many shareholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), rather than a paper copy of the Notice and Proxy Statement and 2020 Annual Report on Form 10-K for the fiscal year ended September 30, 2020. The Notice of Internet Availability contains instructions on how to access the proxy materials online, vote online and obtain, if desired, a paper copy of our proxy materials. The Notice of Internet Availability is not a proxy card and cannot be used to vote your shares. You will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice of Internet Availability or on the website referred to in the Notice of Annual Meeting.
It is very important that you be represented at the Annual Meeting regardless of the number of shares you own. We urge you to vote as soon as possible, even if you plan to attend the Annual Meeting virtually. This will not prevent you from voting at the Annual Meeting virtually, but will ensure that your vote is counted if you are unable to attend.
Your continued support of and interest in the Company is sincerely appreciated.
Very truly yours,

Anthony C. Weagley
President and Chief Executive Officer

MALVERN BANCORP, INC.
42 East Lancaster Avenue
Paoli, Pennsylvania 19301
(610) 644-9400
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TIME	9:30 a.m., Eastern Time, Wednesday, March 10, 2021

PLACE	www.virtualshareholdermeeting.com/MLVF2021

ITEMS OF BUSINESS	(1) To elect eight directors for a one-year term expiring in 2022 and until their successors are elected and qualified;

(2) To adopt a non-binding resolution to approve the compensation of our named executive officers;

(3) To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021; and

(4) To transact such other business as may properly come before the meeting or at any adjournment thereof. We are not aware of any other such business.

RECORD DATE	Holders of the Company’s common stock of record at the close of business on January 14, 2021 are entitled to vote at the meeting.

ANNUAL REPORT	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 is made available but is not a part of the proxy solicitation materials.

PROXY VOTING
It is important that your shares be represented and voted at the meeting. After reading the Proxy Statement, please vote at your earliest convenience by telephone, internet, or, if you received printed proxy materials, by completing, signing and returning by mail a proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying Proxy Statement.

Important notice regarding the availability of proxy materials for the 2021 Annual Meeting of Shareholders: This Proxy Statement, the form of proxy and our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 are available at http://www.proxyvote.com, on our website at http://ir.malvernbancorp.com and on the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS Joseph D. Gangemi Corporate Secretary

PROXY STATEMENT

OF

MALVERN BANCORP, INC.
ABOUT THE ANNUAL MEETING OF SHAREHOLDERS
This Proxy Statement is furnished to holders of common stock of Malvern Bancorp, Inc. (the “Company” or “Malvern Bancorp”), the holding company of Malvern Bank, National Association (“Malvern Bank” or the “Bank”). Our Board of Directors is soliciting proxies to be used at the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) to be held online at www.virtualshareholdermeeting.com/MLVF2021 on Wednesday, March 10, 2021 at 9:30 a.m., Eastern Time, and any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting. This Proxy Statement, the form of proxy and our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 (the “2020 Annual Report”) are available at http://www.proxyvote.com, on our website at http://ir.malvernbancorp.com and on the U.S. Securities and Exchange Commission’s (the “SEC”) website at http://www.sec.gov. Unless you previously elected to receive paper copies of our proxy materials, we are sending our shareholders a Notice Regarding the Availability of Proxy Materials for the Annual Meeting (the “Notice of Internet Availability”) that will instruct you on how to access the proxy materials and proxy card to vote your shares by telephone or over the internet. If you would like to receive a paper copy of our proxy materials free of charge, please follow the instructions included in the Notice of Internet Availability.
What is the Notice of Internet Availability that I received in the mail and why am I receiving it?
In accordance with rules adopted by the SEC, except for shareholders who have requested otherwise, we have generally mailed to our shareholders a Notice of Internet Availability. The Notice of Internet Availability provides instructions either for accessing our proxy materials, including this Proxy Statement, the form of proxy, and the 2020 Annual Report, at the website address referred to in the Notice of Internet Availability, or for requesting printed copies of the proxy materials by mail or electronically by e-mail. If you would like to receive a paper or e-mail copy of our proxy materials either for this Annual Meeting or for all future meetings, you should follow the instructions for requesting such materials included in the Notice of Internet Availability we mailed to you.
What is the purpose of the Annual Meeting?
At our Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting, consisting of the election of directors, a non-binding resolution to approve the compensation of our named executive officers and the ratification of our independent registered public accounting firm for the fiscal year ending September 30, 2021.
Who is entitled to vote?
Only Malvern Bancorp shareholders of record as of the close of business on the record date for the Annual Meeting, January 14, 2021 (the “Record Date”), are entitled to vote at the Annual Meeting. On the Record Date, we had 7,609,953 shares of common stock issued and outstanding and no other class of equity securities outstanding. For each issued and outstanding share of common stock you own on the Record Date, you will be entitled to one vote on each matter to be voted on at the Annual Meeting.
How do I submit my proxy?
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Tuesday, March 9, 2021. Have your Notice of Internet Availability in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – [1-800-690-6903]
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Tuesday, March 9, 2021. Have your Notice of Internet Availability in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card, if you received a copy by mail, and return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you hold your shares in “street name,” that is through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.
If my shares are held in “street name” by my broker, could my broker automatically vote my shares for me?
Your broker may not vote on the election of directors or the non-binding proposal on compensation of our named executive officers unless you provide your broker with instructions on how to vote. You should use the voting instruction card provided by the institution that holds your shares to instruct your broker to vote your shares or else your shares will be considered “broker non-votes.”
Broker non-votes are shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. Under these rules, the proposal to elect directors and the non-binding proposal to approve the compensation of our named executive officers are not items on which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the Annual Meeting.
Your broker may vote in his or her discretion on routine matters, such as the ratification of the appointment of our independent registered public accounting firm, if you do not furnish instructions on how to vote.
How can I vote my shares in person and participate at the Annual Meeting?
This year’s Annual Meeting will be held entirely online. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/MLVF2021. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the shareholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Annual Meeting in accordance with the instructions from your broker, bank or other nominee. However, even if you plan to attend the Annual Meeting online, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.
Can I revoke or change my vote?
Yes. If you are a shareholder of record, there are three ways you can change or revoke your vote at any time before it is counted at the Annual Meeting.
•
First, you may send a written notice to our Corporate Secretary, Mr. Joseph D. Gangemi, Malvern Bancorp, Inc., 42 East Lancaster Avenue, Paoli, Pennsylvania 19301, in advance of the Annual Meeting stating that you would like to revoke your proxy.

•	Second, you may complete and submit a later-dated proxy card before the Annual Meeting. Any earlier proxies will be revoked automatically.
•
Third, you may attend the Annual Meeting and vote online during the Annual Meeting. Any earlier proxy will be revoked. However, attending the Annual Meeting without voting during the Annual Meeting will not revoke your proxy.

If your shares are held in “street name” and you have instructed a broker or other nominee to vote your shares, you must follow directions from your broker or other nominee to change your vote.

What constitutes a quorum?
The holders of a majority of the outstanding shares that are entitled to vote on a particular matter, present or represented by proxy, will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum.
What are the Board of Directors’ recommendations?
The recommendations of the Board of Directors are set forth under the description of each proposal in this Proxy Statement. In sum, the Board of Directors recommends that you vote with respect to Proposal 1, FOR each of the Board’s nominees for director described herein, FOR Proposal 2 (the non-binding resolution to approve the compensation of our named executive officers), and FOR Proposal 3 (the ratification of the appointment of Baker Tilly US, LLP (“Baker Tilly”) to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2021).
The proxy solicited hereby, if properly signed and returned to us and not revoked prior to its use, will be voted in accordance with your instructions. If no contrary instructions are given, each proxy signed and received will be voted in the manner recommended by the Board of Directors and, upon the transaction of such other business as may properly come before the Annual Meeting, in accordance with the best judgment of the persons appointed as proxies. Proxies solicited hereby may be exercised only at the Annual Meeting or any adjournment of the Annual Meeting and will not be used for any other meeting.
What vote is required to approve each item?
Because the election of directors to occur at the Annual Meeting is not contested, the vote required for the election of each of the eight (8) director nominees will be determined by a majority of votes cast by shareholders at the Annual Meeting. The affirmative vote of a majority of the votes cast on the proposal is required to approve the non-binding resolution approving the compensation of our named executive officers and to ratify the appointment of Baker Tilly for the fiscal year ending September 30, 2021. Under the Pennsylvania Business Corporation Law, abstentions and broker “non-votes” are not counted as votes cast.

PROPOSAL 1

ELECTION OF DIRECTORS
Our Bylaws provide that our Board of Directors will consist of not less than five (5) nor more than fifteen (15) members, as determined from time to time by resolution of the Board of Directors. Our Board of Directors has set the number of directors, effective as of the Annual Meeting, at eight (8). All of the members of our current Board of Directors will stand for re-election this year for a one-year term.
Our Board of Directors has nominated the following eight (8) individuals for re-election at the Annual Meeting, to serve for a one-year term and until their successors are elected and qualified: Julia D. Corelli, James Barrett, Norman Feinstein, Andrew Fish, Howard Kent, Cynthia Leitzell, Stephen Scartozzi and Anthony C. Weagley.
No director or nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption. Shareholders are not permitted to use cumulative voting for the election of directors. Our Board of Directors has determined each of Messrs. Barrett, Feinstein, Fish, Kent, Scartozzi, Mrs. Corelli and Mrs. Leitzell is an “independent director,” as defined in the Nasdaq listing standards. In determining the independence of the directors, the Board of Directors considered certain amounts paid for property and legal services provided by certain directors or entities in which they have interests. This includes the following relationship that Mrs. Corelli has with the Company outside of her director position: Troutman Pepper Hamilton Sanders LLP, a law firm of which Mrs. Corelli is a partner, has been engaged by the Bank for legal services. During the fiscal year ended September 30, 2020, the law firm was paid approximately $119,000 for its services. This also includes the following relationship that Mr. Scartozzi has with the Company outside of his director position: The Hardware Store, a company of which Mr. Scartozzi is president, sells consumer goods to the Bank. During the fiscal year ended September 30, 2020, The Hardware Store was paid approximately $2,250 for consumer goods. After considering these relationships, the Board of Directors determined that such transactions and relationships would not interfere with the directors’ exercise of independent judgment in carrying out the responsibilities of a director.
Under our current Bylaws, nominees for director will each be elected by a majority of votes cast by shareholders at the Annual Meeting. If a nominee for director does not receive at least a majority of the votes cast at the Annual Meeting, and no successor was elected in his or her place, he or she is required to tender his or her resignation to the Board of Directors, and the Board of Directors, after considering the recommendation of the Nominating and Corporate Governance Committee, will thereafter consider whether to accept or reject the tendered resignation, or whether other action should be taken.
Unless otherwise directed, each proxy signed and returned by a shareholder will be voted for the election of the nominees for director as described herein. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by our Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees named herein may not be able to serve as a director if elected.
The following table presents information concerning the nominees for director. All nominees listed below are being nominated for a one-year term expiring at the 2022 annual meeting of shareholders.
Ages of the directors are reflected as of September 30, 2020.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT FOR DIRECTOR.
Name	Age	Position with Malvern Bancorp and Principal Occupation During the Past Five Years	Director Since
Julia D. Corelli	60
Director. Mrs. Corelli is a partner at Troutman Pepper Hamilton Sanders LLP, a large U.S. law firm that resulted from the 2020 merger of Troutman Sanders, LLP and Pepper Hamilton LLP. Prior to the merger, Mrs. Corelli had been a partner at Pepper Hamilton for more than 25 years. Mrs. Corelli’s law practice focuses on counseling all kinds of investment vehicles on formation, regulation and operations, as well as business and transactions counseling to family offices and life science companies. Mrs. Corelli served for 12 years on Pepper Hamilton’s governing body, including as its Vice Chair from 2013 to 2017. She also served for 7 years as co-chair or chair of its Commercial Department. Mrs. Corelli has also served since 2014 on the Board of Directors of BioIncept, LLC., a privately held biotech company, and since 2016 on the Northeast Regional Board of Trustees of Boys & Girls Clubs of America.
			2018

Mrs. Corelli’s depth of experience and years of leadership in the legal profession, and her breadth of involvement in counseling a wide array of clients across diverse industries, further enhances the diversity of expertise and perspective available to our Board of Directors in leading our growing business.

Norman Feinstein	73
Director. Mr. Feinstein is a Senior Managing and Board Member of Hampshire Stateside LLC, a private real estate company investing in institutional quality commercial real estate. Mr. Feinstein was formerly the Vice Chairman of The Hampshire Companies, a full-service, privately held, fully integrated real estate firm, with assets valued at over $2.5 billion. Mr. Feinstein served as the Manager of The Hampshire Generational Fund and was a member of Hampshire’s Investment Committee. Prior to joining Hampshire in 1998, Mr. Feinstein was a practicing attorney for over 25 years, specializing in real estate law.
			2016

		Mr. Feinstein’s experience and vast knowledge in real estate make him well qualified to serve as a director.

Andrew Fish	37
Director. Mr. Fish is a director of The Real Estate Equity Company (“TREECO”) in Englewood, New Jersey, where he is responsible for leasing of the entire firm’s real estate portfolio, acquisitions and development projects. TREECO owns and manages over 1.5 million square feet of shopping centers. Prior to joining TREECO in 2009, Mr. Fish was the director of leasing for Vornado Realty Trust. Mr. Fish is also currently a director of American Spraytech in Branchburg, New Jersey. During his career, he has served on various boards including Union Center National Bank’s Advisory Board and the Board of the Englewood Chamber of Commerce.
			2016

		Mr. Fish’s vast real estate experience and board level experiences make him well qualified to serve as a director.

Howard Kent	73	Director and, since February 2016, Chairman of the Board of the Directors. Mr. Kent is a principal and co-founder of Real Estate Equities Group, LLC and its affiliated entities in Englewood, New Jersey. Mr. Kent served as director of ConnectOne Bancorp Inc., and ConnectOne Bank, from July 2014 to March 2015. Mr. Kent also served as chairman of the board of Union Center National Bank from 2013 to 2014 and as a director of Center Bancorp, Inc. from 2008 to 2014.	2015

		Mr. Kent brings a strong banking background and 50 years of real estate investment

Name	Age	Position with Malvern Bancorp and Principal Occupation During the Past Five Years	Director Since
		and management experience, along with years of leadership and community involvement and board level experience, which makes him well qualified to serve as a director.

Cynthia Felzer Leitzell	71	Director. Mrs. Leitzell is a partner and president of Leitzell & Economidis PC, a full-service firm of Certified Public Accountants located in Media, Pennsylvania. Mrs. Leitzell has served as chairman of the board of the Chester Water Authority since 2012. She also served two four-year elected terms as Delaware County controller.	2016

		Mrs. Leitzell’s experience in audit and accounting, and her experience and years of leadership and community involvement and board level experience, make her well qualified to serve as a director.

Stephen P. Scartozzi	68	Director. President of The Hardware Center, Inc. in Paoli, Pennsylvania, since 2008.	2010

		Mr. Scartozzi’s background as a small business owner in Malvern Bank’s market area makes him well qualified to serve as a director.

Anthony C. Weagley	59	Director. Mr. Weagley has also served as Chief Executive Officer and President of Malvern Bancorp and Malvern Bank since September 2014. Mr. Weagley previously served as president and chief executive officer of Center Bancorp, Inc. and Union Center National Bank from 2007 to 2014.	2014

Mr. Weagley is recognized as a leader in the financial services industry with over 36 years of industry experience. His prior experience serving as president, chief executive officer and director of a $1.7 billion national bank makes him well qualified to serve as a director

James Barrett	42	Director. Mr. Barrett is Managing Director of LBCW, LP and Acrewood Holdings LLC, investment firms headquartered in Bryn Mawr, Pennsylvania. He has been affiliated with these firms since 2010.	2019

Mr. Barrett brings 20 years of experience in the financial services industry, particularly in the areas of asset management, cash management, financial reporting and tax preparation, which makes him well qualified to serve as a director.

Executive Officers Who Are Not Also Directors
Joseph D. Gangemi, age 40, has served as Executive Vice President of the Company and the Bank since December 18, 2019, and Chief Financial Officer and Secretary of the Company and the Bank since May 25, 2015. Prior to being promoted to Executive Vice President, Mr. Gangemi served as Senior Vice President since May 26, 2015. Mr. Gangemi previously served as Treasurer/Investment Officer of the Company and the Bank from September 30, 2014 to May 26, 2015. Prior thereto, Mr. Gangemi served as Senior Vice President, Corporate Secretary, Chief of Staff and head of Treasury at Union Center National Bank from 2004 to 2014.
William J. Boylan, age 56, has served as Executive Vice President and Chief Lending Officer of the Company and the Bank since April 5, 2017. He served as Senior Vice President and Chief Lending Officer of the Company and the Bank from April 25, 2016 to April 5, 2017. He also served as Senior Vice President and Chief Lending Officer of the Bank’s New Jersey Division from August 19, 2015 to April 25, 2016. He previously served as Senior Vice President of Commercial Lending for ConnectOne Bank and its predecessor, Union Center National Bank, from 2008 to 2015.

William H. Woolworth III, age 54, has served as Executive Vice President of the Company and the Bank since December 18, 2019, and Chief Risk Officer of the Company and the Bank since August 13, 2015. Prior to being promoted to Executive Vice President, Mr. Woolworth served as Senior Vice President since August 13, 2015. Previously, Mr. Woolworth was Senior Vice President and Director of Enterprise Risk Management, Chief Auditor and Chief Compliance Officer for Customers Bank, located in Phoenixville and Wyomissing, Pennsylvania from March 2010 to July 2015. Additionally, he was the Chief Risk Officer at First National Bank of Chester County, located in West Chester, Pennsylvania from 2007 to 2010 and the Director of Internal Audit for the Brokerage firm of Ferris, Baker Watts, Inc., located in Baltimore, Maryland, from 2005 to 2007.
Director Nominations
Nominations for director of Malvern Bancorp are made by (i) a majority of the Board of Directors or (ii) any shareholder entitled to vote at the Annual Meeting. The Board of Directors considers the recommendations of the Nominating and Corporate Governance Committee in selecting nominees for director. All of our directors participate in the consideration of director nominees and will consider candidates for director suggested by other directors, as well as our management and shareholders. A shareholder who desires to recommend a prospective nominee for director should notify our Secretary in writing with whatever supporting material the shareholder considers appropriate. Any shareholder wishing to make a nomination must follow our procedures for shareholder nominations, which are described under “Shareholder Proposals, Nominations and Communications with the Board of Directors.”
The charter of the Nominating and Corporate Governance Committee sets forth certain criteria the committee may consider when recommending individuals for nomination as a director, including: (a) ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert,” as that term is defined by the rules of the SEC), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. The committee also may consider the extent to which the candidate would fill a present need on the Board of Directors.
Committees and Meetings of the Board of Directors
During the fiscal year ended September 30, 2020, the Board of Directors of Malvern Bancorp met fifteen times. No director of Malvern Bancorp attended fewer than 75% of the aggregate of the total number of Board of Director meetings held during the period for which he or she has been a director and the total number of meetings held by all committees of the Board of Directors on which he or she served during the periods that he or she served.
Membership on Certain Board Committees. The Board of Directors of Malvern Bancorp has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The membership of the committees set forth in the following paragraphs is as of the date of this Proxy Statement.
Audit Committee. The Board of Directors has established an Audit Committee consisting of Mrs. Leitzell (Chair), Mr. Scartozzi and Mr. Barrett. The Audit Committee reviews with management and the independent registered public accounting firm the systems of internal control and the annual financial statements, including the Annual Report on Form 10-K, and monitors Malvern Bancorp’s adherence in accounting and financial reporting to generally accepted accounting principles. The Board of Directors has evaluated the independence of each of the members of our Audit Committee and has affirmatively determined that (1) each of the members of our Audit Committee is an “independent director” under the Nasdaq listing standards, (2) each of the members satisfies the enhanced independence standards under applicable SEC rules for audit committee service, and (3) each of the members has the ability to read and understand fundamental financial statements. The Board of Directors has determined that Mrs. Leitzell meets the qualifications established for an audit committee financial expert under the rules and regulations of the SEC. The Audit Committee met five times in the fiscal year ended September 30, 2020. The Audit Committee charter as presently in effect is available on the Company’s website at http://ir.malvernbancorp.com.
Compensation Committee. It is the responsibility of the Compensation Committee to set the compensation of our Chief Executive Officer as well as our other executive officers. The Compensation Committee consists of Mr. Kent (Chair), Mr. Feinstein, Mrs. Corelli and Mrs. Leitzell. The Compensation Committee met four times in the fiscal year ended September 30, 2020. The Board of Directors has evaluated the independence of each of the members of the Compensation Committee and has affirmatively determined that each of the members of our

Compensation Committee meets the definition of an “independent director” under the Nasdaq listing standards. The Board of Directors has also determined that each of the members of the Compensation Committee qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee charter as presently in effect is available on our website at http://ir.malvernbancorp.com.
Nominating and Corporate Governance Committee. It is the responsibility of the Nominating and Corporate Governance Committee to, among other functions, recommend nominees for the consideration of the Board of Directors in selecting nominees for election at the annual meeting of shareholders. The Nominating and Corporate Governance Committee consists of Messrs. Barrett, Feinstein, Fish, Kent, Scartozzi, Mrs. Corelli and Mrs. Leitzell. The Nominating and Corporate Governance Committee met one time in the fiscal year ended September 30, 2020. The Board of Directors has evaluated the independence of each of the members of the Nominating and Corporate Governance Committee and has affirmatively determined that each of the members of our Nominating and Corporate Governance Committee meets the definition of an “independent director” under the Nasdaq listing standards. The Nominating and Corporate Governance Committee charter as presently in effect is available on our website at http://ir.malvernbancorp.com.
Board Leadership Structure and the Board’s Role in Risk Oversight
Anthony C. Weagley serves as our President and Chief Executive Officer and Howard Kent serves as Chairman of the Board of Directors. The Board of Directors has determined that separation of the offices of Chairman of the Board and President and Chief Executive Officer enhances Board of Directors independence and oversight. Further, the separation of the Chairman of the Board of Directors permits the President and Chief Executive Officer to better focus on his responsibilities of managing the daily operations of Malvern Bancorp, enhancing shareholder value and expanding and strengthening our franchise, while allowing the Chairman to lead the Board of Directors in its fundamental role of providing independent oversight and advice to management. Mr. Kent is an “independent director” under the Nasdaq listing standards.
Risk is inherent with every business, particularly financial institutions. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputational risk. Management is responsible for the day-to-day management of the risks Malvern Bancorp encounters, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to ensure that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board of Directors receives reports on this topic from executive management, other officers of the Bank and the Chairpersons of the Company/Bank’s Audit, ERM/ALCO and Compliance Committees. The Chairman of the Board of Directors and independent directors work together to provide strong, independent oversight of Malvern Bancorp’s management and affairs through its committees and meetings of independent directors. The Company believes that its Board of Directors leadership structure supports this approach to risk management.
Directors’ Attendance at Annual Meetings
Directors are expected to attend the Annual Meeting of Shareholders absent a valid reason for not doing so. All of our directors, with the exception of Director Fish, attended our 2020 Annual Meeting of Shareholders.
Directors’ Compensation
We do not pay separate compensation to directors for their service on the Board of Directors of Malvern Bancorp. Fees are paid to directors by the Bank only, and all of our directors serve on both the Boards of Directors of the Company and the Bank. Each of our directors, other than Mr. Weagley, receives an annual retainer of $26,500. The Bank’s Chairman of the Board of Directors currently receives an additional annual retainer of $10,600. Each of our directors, other than Mr. Weagley, currently receives a fee of $1,018 for attending regularly scheduled monthly Board of Directors meetings of the Bank and for special meetings of the Board beginning with the fourth special Board of Directors meeting. The Chairs of the Audit Committee and Loan Committee receives an additional retainer of $7,950 per year. Board members receive a fee of $318 for attending committee meetings on which they serve, except for members of the Nominating and Corporate Governance Committee who do not receive any such fee. At least seventy-five percent (75%) of the fees payable to each director of the Company and the Bank are paid in the form of fully vested, unrestricted shares of common stock of the Company.

The table below summarizes the total compensation paid by the Bank to those persons who served as our non-employee directors for the fiscal year ended September 30, 2020.
Name	Fees Earned or Paid in Cash	Stock Awards	Stock Option Awards	All Other Compensation	Total
James Barrett	$38,202	$14,196	$4,720	$—	$57,118
Julia Corelli	39,792	14,196	4,720	—	58,708
Norman Feinstein	41,064	14,196	4,720	—	59,980
Andrew Fish	40,365	14,196	4,720	—	59,281
Howard Kent	58,342	14,196	4,720	—	77,258
Cynthia Felzer Leitzell	46,152	14,196	4,720	—	65,068
Stephen Scartozzi	41,382	14,196	4,720	—	60,298
In the table above,
•
when we refer to “Fees Earned or Paid in Cash”, we are referring to all cash fees that we paid or were accrued in the fiscal year ended September 30, 2020, including annual retainer fees, committee and/or chairmanship fees and meeting fees; and

•
when we refer to “stock awards” or “stock options”, we are referring to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. On February 26, 2020, each of Messrs, Feinstein, Fish, Kent, Barrett and Scartozzi and Mrs. Leitzell and Mrs. Corelli was granted 700 shares of restricted stock and stock options to purchase 1,000 shares of common stock at an exercise price of $20.28 per share. The 700 shares of restricted stock vest in five 20% increments, beginning on the one year anniversary of the grant date and vesting 20% on each of the four anniversaries of the grant date thereafter. The stock options become exercisable in five 20% increments, beginning on the one year anniversary of the grant date and vesting 20% on each of the four anniversaries of the grant date thereafter, and expire on February 26, 2030.

None of the directors received any nonqualified deferred compensation earnings during the fiscal year ended September 30, 2020.

REPORT OF THE AUDIT COMMITTEE
The functions of the Audit Committee include the following: performing all duties assigned by the Board of Directors, reviewing with management and the independent registered public accounting firm the basis for the reports issued by the Bank and the Company pursuant to federal regulatory requirements, selecting the independent registered public accounting firm, overseeing the scope of their audit services, assessing the adequacy of the internal controls and the resolution of any significant deficiencies or material control weaknesses, assessing compliance with laws and regulations and overseeing the internal audit function. The Audit Committee also reviews and assesses the adequacy of its charter on an annual basis.
In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended September 30, 2020, the Audit Committee (a) reviewed and discussed the audited financial statements with our management, (b) discussed with Baker Tilly, our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, and (c) has received the written disclosures and the letter from Baker Tilly required by applicable requirements of the PCAOB regarding Baker Tilly’s communications with the Audit Committee concerning independence, and has discussed with Baker Tilly its independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended September 30, 2020 for filing with the SEC.
Members of the Audit Committee

Cynthia Felzer Leitzell, Chair
James Barrett
Stephen Scartozzi

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth a summary of certain information concerning the compensation paid by the Bank for services rendered in all capacities during the fiscal years ended September 30, 2020 and 2019 to our principal executive officer and our two other most highly compensated executive officers who were serving as executive officers as of September 30, 2020. Malvern Bancorp, the holding company of the Bank, has not paid separate cash compensation to our executive officers. We refer to these three executives as our Named Executive Officers.
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Anthony C. Weagley Chief Executive Officer and President of Malvern Bancorp and the Bank	2020	526,703	108,650	295,623	—	65,417	996,393
	2019	512,142	106,000	68,905	—	50,608	737,655
Joseph D. Gangemi Executive Vice President, Chief Financial Officer and Secretary of Malvern Bancorp and the Bank	2020	250,466	—	12,112	24,994	30,843	318,415
	2019	225,216	—	18,041	22,527	29,683	295,466
William J. Boylan Executive Vice President and Chief Lending Officer of Malvern Bancorp and the Bank	2020	240,875	—	—	60,750	48,043	349,669
	2019	239,293	—	23,896	143,797	45,822	452,807
The amounts shown in the “Bonus” column for Mr. Weagley for the fiscal years ended September 30, 2020 and 2019 were paid to him as a result of the achievement of specific performance goals under a performance bonus plan outlined in his December 11, 2018 Employment Agreement. See below for a description of such Employment Agreement.
The Compensation Committee reviewed Mr. Weagley’s equity compensation in connection with the Company’s performance goals for the fiscal year ended September 30, 2019, and the level of equity compensation granted to executive officers of peer institutions. In light of this analysis, the Compensation Committee approved granting Mr. Weagley restricted stock in the amount of $225,004, based on the five day trading average for the previous five trading days prior to the date of grant. Although the grant of restricted stock was determined based on an analysis from the fiscal year ended September 30, 2019, such grant was made in the fiscal year ended September 30, 2020 and is included under the “Stock Awards” column above.
In connection with the Company’s performance for the fiscal year ended September 30, 2020, Mr. Boylan is entitled to receive under the Bank’s Executive Achievement Incentive Compensation Plan (“EAICP”) $12,646 worth of restricted stock at the five day average for the previous five trading days prior to the date of grant. Such grant of restricted stock will be made in the fiscal year ending September 30, 2021.
The amounts shown in the “Non-Equity Incentive Plan Compensation” column for Mr. Boylan represent amounts paid to him under the Bank’s Loan Incentive Plan (the “Lender Plan”). The Lender Plan provides a semi-annual incentive payout based on quarterly loan originations that meet certain underwriting standards. Quarterly originations must meet a hurdle of $2.0 million for a payout to occur. Incentive amounts are based on the achievement of individual goals (weighted at 30%) and Bank-wide goals (weighted at 70%). The Compensation Committee can make discretionary adjustments to the quarterly incentive payout amounts.
The amounts shown in the “Non-Equity Incentive Plan Compensation” column for Mr. Gangemi represent amounts paid under the EAICP. The EAICP is a performance-based incentive program designed to reward key executives and reinforce the goals of the Bank for profitable growth and achievement of Company financial objectives. The EAICP provides the executive with the opportunity to earn both equity and non-equity (cash) awards, expressed as a percentage of salary. Individuals are assigned specific objectives throughout the year, which comprise each individual’s “personal” goals. These personal goals typically represent 50% of the total available payout and can range up to 100% of the total available payout under the EAICP. The other component may be a “Bank” goal, which accounts for up to 50% of the total payout, but is usually no more than 25% of the total available payout. Performance metrics include a number of key performance factors, including profitability, growth, and financial operating condition. The last fiscal year’s performance metrics included return on assets, return on equity, net income before tax, loan growth, non-performing assets and a composite score for achievement of other annual objectives.
In connection with the last fiscal year’s performance, under the EAICP, Mr. Gangemi is also entitled to $13,454 worth of restricted stock at the five day average for the previous five trading days prior to the date of grant. Such grant of restricted stock will be made in the fiscal year ending September 30, 2021. In connection with the fiscal year ended September 30, 2019 performance, under the EAICP, Mr. Gangemi was also entitled to $12,112 worth of restricted stock at the market price on the date of grant. Such grant of restricted stock was made to him in the fiscal year ended September 30, 2020 and is shown under the “Stock Awards” column.
In the table above, when we refer to amounts under “Stock Awards”, we are referring to the aggregate grant date fair value in accordance with FASB ASC Topic 718. The shares were granted under the Company’s 2014 Long-Term Incentive Compensation Plan. These shares granted to Messrs. Gangemi and Boylan are restricted shares that vest in 20% increments, beginning on the one year anniversary of the grant date and vesting 20% on each of the four anniversaries of the grant date thereafter. These shares granted to Mr. Weagley are non-restricted shares that were granted to him in accordance with his Employment Agreement.
“All Other Compensation” for the fiscal year ended September 30, 2020 consists of the following:
For Mr. Weagley, $4,575 for premiums for insurance for Mr. Weagley’s benefit, $37,642 for the use of an automobile and cell phone, a contribution of $6,509 to the Company’s 401(k) plan on Mr. Weagley’s behalf to match a pre-tax deferral contribution (included under “Salary”) made by Mr. Weagley to that plan and $16,692, representing the fair market value, on December 31, 2019, of 723 shares allocated to Mr. Weagley’s ESOP account on such date;
For Mr. Gangemi, $3,160 for premiums for insurance for Mr. Gangemi’s benefit, $7,600 for the use of an automobile and cell phone, a contribution of $4,095 to the Company’s 401(k) plan on Mr. Gangemi’s behalf to match a pre-tax deferral contribution (included under “Salary”) made by Mr. Gangemi to that plan and $15,988, representing the fair market value, on December 31, 2019, of 692 shares allocated to Mr. Gangemi’s ESOP account on such date; and
For Mr. Boylan, $1,890 for premiums for insurance for Mr. Boylan’s benefit, $22,235.94 for the use of an automobile and cell phone and a contribution of $7,226 to the Company’s 401(k) plan on Mr. Boylan’s behalf to match a pre-tax deferral contribution (included under “Salary”) made by Mr. Boylan to that plan; and $16,692, representing the fair market value, on December 31, 2019, of 723 shares allocated to Mr. Boylan’s ESOP account on such date.
Agreements with Named Executive Officers
Mr. Weagley
On June 23, 2016, Malvern Bancorp and the Bank entered into an employment agreement with Anthony C. Weagley, Chief Executive Officer and President of the Company and the Bank, which was amended and restated on May 25, 2017, and further amended on December 11, 2018 (as amended, the “Employment Agreement”).
The Employment Agreement provides that Mr. Weagley will continue to serve as President and Chief Executive Officer of the Company and the Bank for successive one year periods, unless either party has provided written notice at least 60 days prior to the end of the then current annual period that such party does not agree to renew the Employment Agreement. The Employment Agreement also provides that Mr. Weagley will serve as a director of the Company and the Bank.
Pursuant to the Employment Agreement, Mr. Weagley will receive an annual base salary at the rate of $492,836.50 per year, plus an additional annual base compensation of $108,650, of which 35% shall be paid during the year in accordance with the Bank’s regular payroll processes and the remaining 65% shall be paid in shares of the Company’s common stock. Such amounts, which are collectively referred to as “Annual Base Salary” in the Employment Agreement, may be reviewed and increased by the Boards of Directors of the Company and the Bank.

The stock component is paid on April 1 of each year, or the next business day thereafter, and the number of shares will equal the quotient determined by dividing the stock component amount by the average of the daily closing sales prices of the Company’s common stock for the five consecutive trading days immediately preceding the stock payment date.
Mr. Weagley will also be entitled to participate in a performance bonus plan, with a target bonus of $108,650, upon the achievement of specified performance goals approved by the Compensation Committee and the Company’s Board of Directors. He is also entitled to participate in other employee benefit plans maintained for executive officers of the Bank.
If Mr. Weagley’s employment is terminated by the Company or the Bank without “Cause” (as defined in the Employment Agreement) (other than for death or disability) or if the Company or the Bank terminate the Employment Agreement by delivering a non-renewal notice, in either case occurring after a “Change in Control” (as defined in the Employment Agreement), or if Mr. Weagley terminates his employment for “Good Reason” (as defined in the Employment Agreement) after a Change in Control, he will be entitled to receive, after signing a release, a lump sum cash payment equal to three (3) years of his Annual Base Salary, in addition to any amounts he has already earned as of the date of termination, and any vesting restrictions on any grants of equity that have been made to him will be waived.
Upon termination by the Company or the Bank without Cause (other than for death or disability) or if the Company or the Bank terminate the Employment Agreement by delivering a non-renewal notice, in either case occurring absent a Change in Control, or if Mr. Weagley terminates his employment for Good Reason absent a Change in Control, he will be entitled to receive, after signing a release, a lump sum cash payment equal to two (2) years of his Annual Base Salary, in addition to any amounts he has already earned as of the date of termination.
In the event that Mr. Weagley is terminated for Cause, his rights under the Employment Agreement shall cease as of the effective date of the termination. The Bank shall pay the unpaid portion of Mr. Weagley’s Annual Base Salary through the date of termination, any expense reimbursement due to him on or prior to the date of termination, and any post-employment benefits as may be available to him under the terms of the employee benefit plans.
Mr. Weagley’s Employment Agreement also provides that he will be entitled to reimbursement of the premium otherwise payable for COBRA continuation coverage for the 18 months immediately following the date of termination of employment.
The Employment Agreement shall terminate automatically upon Mr. Weagley’s death and his rights under the Employment Agreement shall cease as of the date of such termination, except that (i) the Bank shall pay to his spouse, personal representative, or estate the unpaid portion, if any, of his accrued unpaid Annual Base Salary as of the date of death and any expense reimbursement due to him as of his date of death, and (ii) the Bank shall provide to his dependents any benefits due under the Bank’s employee benefit plans. If Mr. Weagley becomes Disabled (within the meaning of Section 409A of the Code), and becomes eligible for employer-provided short-term and/or long-term disability benefits, or worker’s compensation benefits, then the Bank’s obligation to pay him his Annual Base Salary shall be reduced by the amount of the disability or worker’s compensation benefits received by him. If, in the judgment of the Board of Directors, he is unable, as a result of illness or injury, to perform the essential functions of his position on a full-time basis with or without a reasonable accommodation and without posing a direct threat to himself or others for a period of six months, his employment hereunder shall terminate at the end of the six-month period, and all of his rights under the Employment Agreement shall cease, with the exception of the Accrued Obligations (as defined in the Employment Agreement).
In addition, the Employment Agreement provides that the amounts and benefits payable to Mr. Weagley in the circumstances described above will be reduced to the extent necessary to avoid causing any of the payments or benefits to be nondeductible under Section 280G of the Code, or subject to an excise tax under Section 4999 of the Code, unless his after-tax amounts and benefits would be greater without such a reduction.
The Employment Agreement contains 12 month post-termination non-compete, non-solicitation of customers and non-solicitation of employees provisions.
Mr. Gangemi
On May 23, 2016, the Bank entered into a Change of Control Agreement with Joseph Gangemi, Executive Vice President and Chief Financial Officer of the Company and the Bank, which was amended on May 25, 2017 (as amended, the “Change of Control Agreement”).

The Change of Control Agreement provides that if Mr. Gangemi’s employment with the Bank ceases within 12 months following the date of a Change of Control (as defined in the Change of Control Agreement), or during the 90 days immediately preceding a Change of Control, as a result of termination by the Bank without Cause (as defined in the Change of Control Agreement) or for Good Reason (as defined in the Change of Control Agreement), then Mr. Gangemi will be entitled to receive any base salary that remains unpaid through the date of termination, any bonus that remains unpaid and which is payable with respect to a fiscal year which ended prior to the effective date of termination, and any expense reimbursement which is due and remains unpaid, plus a lump sum cash payment equal to 150% of his base salary as in effect on the date of termination.
In addition, if Mr. Gangemi elects to receive continuation coverage under the Bank’s group health plan under COBRA, the Change of Control Agreement provides that he will be entitled to reimbursement of the premium otherwise payable for COBRA continuation coverage for the 12 months immediately following the date of termination of employment, to the extent such premium exceeds the monthly amount charged to active similarly-situated employees of the Bank for the same coverage.
The Change of Control Agreement provides that it is in lieu of, and not in addition to, any other severance plan, fund, agreement or other arrangement maintained by the Bank. Payment of the lump sum cash amounts and reimbursement for COBRA premiums described above are conditioned on Mr. Gangemi’s execution and delivery of a release.
If Mr. Gangemi’s employment with the Company ceases for any reason other than as described above (including but not limited to (a) termination by the Company for Cause, (b) resignation by him without Good Reason, (c) termination as a result of the his Disability (as defined in the Change of Control Agreement), or (d) his death), then the Company’s obligation to him will be limited solely to the payment of accrued and unpaid base salary through the date of such cessation of employment. All compensation and benefits will cease at the time of such cessation of employment and, except as otherwise provided by COBRA, the Company will have no further liability or obligation by reason of such termination.
In addition, the Change of Control Agreement provides that the amounts and benefits payable to Mr. Gangemi in the circumstances described above will be reduced to the extent necessary to avoid causing any of the payments or benefits to be nondeductible under Section 280G of the Code, or subject to an excise tax under Section 4999 of the Code, unless his after-tax amounts and benefits would be greater without such a reduction.
In exchange for an increase in the severance amount, Mr. Gangemi entered into a Non-Competition, Non-Solicitation, Confidentiality and Cooperation Agreement (the “Restrictive Covenants Agreement”) with the Bank, also dated May 25, 2017. Mr. Gangemi’s Restrictive Covenants Agreement provides that during the course of his employment with the Bank and for a period of 12 months after his termination of employment with the Bank for any reason (the “Restricted Period”), Mr. Gangemi will not, directly or indirectly, engage, participate or invest in any Competing Business (as defined in the Amendment) in the Competitive Territory (as defined in the Amendment). The Restrictive Covenants Agreement also contains provisions prohibiting the solicitation of employees and customers of the Company or the Bank or any of their respective affiliates.
Mr. Boylan
On May 25, 2017, the Company, the Bank and William J. Boylan entered into an employment agreement (the “Boylan Employment Agreement”), which provides that Mr. Boylan will serve as Executive Vice President and Chief Lending Officer of the Company and the Bank. The initial term of the Boylan Employment Agreement expired on April 2, 2019, and the employment period is deemed to be automatically extended for successive one year periods, unless at least 60 calendar days prior to the expiration of any extended term, the Company or the Bank shall give written notice to Mr. Boylan, or Mr. Boylan shall give written notice to the Company or the Bank, of its or his intention not to renew the employment period.
The Boylan Employment Agreement provides that Mr. Boylan’s compensation will include a base salary of $235,000 per year, subject to review and increase by the Boards of Directors of the Company or the Bank. Mr. Boylan will also be eligible for such annual bonus as the Boards of Directors of the Company or the Bank, or an applicable committee thereof, determines in its sole discretion to be appropriate based upon achievement of such performance goals or other factors as such Board of Directors or committee deems appropriate.
If Mr. Boylan’s employment is terminated by the Company or the Bank without Cause (as defined in the Boylan Employment Agreement) (other than due to death or disability) or if the Company or the Bank terminate the Boylan

Employment Agreement pursuant to a non-renewal notice, in each case on or after a Change in Control (as defined in the Boylan Employment Agreement), or if Mr. Boylan’s employment is terminated by him for Good Reason (as defined in the Boylan Employment Agreement) on or after a Change in Control, Mr. Boylan will be entitled to receive all unpaid salary and accrued benefits to the termination date, plus, subject to his execution of a mutually satisfactory release, a lump sum cash payment equal to any unpaid annual bonus earned and owed to him for a previous calendar year and any amounts earned by him but unpaid under the Bank’s Lender Incentive Plan, plus 24 months’ of his base salary. In addition, Mr. Boylan would become fully vested in all equity-based options and other equity awards, and he would be entitled to reimbursement for COBRA premiums paid by him for up to 18 months immediately following termination.
If Mr. Boylan’s employment is terminated by the Company or the Bank without Cause (other than due to death or disability) or if the Company or the Bank terminate the Boylan Employment Agreement pursuant to a non-renewal notice, in each case before a Change in Control, or if Mr. Boylan’s employment is terminated by him for Good Reason before a Change in Control, he will be entitled to receive all unpaid salary and accrued benefits to the termination date, plus, subject to his execution of a mutually satisfactory release, his then annual rate of base salary for twelve months, as severance. He would also be entitled to reimbursement for COBRA premiums for up to six months.
If Mr. Boylan’s employment is terminated at any time for Cause or if he resigns without Good Reason, he will be entitled to receive only unpaid salary and accrued benefits up to the termination date.
The Boylan Employment Agreement shall terminate automatically upon Mr. Boylan’s death and his rights thereunder shall cease as of the date of such termination, except that (i) the Bank shall pay to his spouse, personal representative, or estate the unpaid portion, if any, of his accrued unpaid base salary as of the date of death and any expense reimbursement due to him as of his date of death, and (ii) the Bank shall provide to his dependents any benefits due under the Bank’s employee benefit plans. The Boylan Employment Agreement and Mr. Boylan’s employment thereunder may also be terminated by the Company or the Bank at any time if he is unable, as a result of Disability (as defined in the Boylan Employment Agreement), to perform the essential functions of his position on a full-time basis. In such event, all of his rights under the Boylan Employment Agreement shall cease, except that the Bank shall pay or provide to him the Accrued Obligations (as defined in the Boylan Employment Agreement).
In addition, the Boylan Employment Agreement provides that the amounts and benefits payable to Mr. Boylan in the circumstances described above will be reduced to the extent necessary to avoid causing any of the payments or benefits to be nondeductible under Section 280G of the Code, or subject to an excise tax under Section 4999 of the Code, unless his after-tax amounts and benefits would be greater without such a reduction.
In connection with executing the Boylan Employment Agreement, Mr. Boylan executed a Non-Competition, Non-Solicitation, Confidentiality and Cooperation Agreement, which is comparable to Mr. Gangemi’s Restrictive Covenants Agreement.
Outstanding Equity Awards at Fiscal Year End
The following table sets forth, for each of the Named Executive Officers, information regarding restricted stock awards outstanding at September 30, 2020. As of September 30, 2020, no Named Executive Officer held any stock options.
Named Executive Officer (a)	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#) (b)	Market Value of Shares or Units of Stock That Have Not Vested ($) (c)
Anthony C. Weagley	9,847	$116,195
Joseph D. Gangemi	1,998	$23,576
William Boylan	1,415	$16,697

In the table above, we are disclosing:
•	in column (b), the number of shares of our common stock covered by restricted stock awards that were not vested as of September 30, 2020; and
•	in column (c), the aggregate market value as of September 30, 2020 of the stock awards referenced in column (b).
In calculating the market values of restricted stock in the table above, we have multiplied the closing market price of a share of our common stock on September 30, 2020, the last trading day in the fiscal year ended September 30, 2020, which was $11.80, by the applicable number of shares of our common stock underlying each Named Executive Officer’s restricted stock awards.
At September 30, 2020:
•	Mr. Weagley held a total of 9,847 shares of restricted stock, which vest as follows: 1,969 shares vest on each of January 9, 2021, 2022, 2023, 2024 and 1,971 on January 9, 2025.
•
Mr. Gangemi held a total of 1,998 shares of restricted stock, which vest as follows: 143 shares vest on December 30, 2020, 185 shares vest on January 31, 2021, and 183 shares vest on January 31, 2022, 75 shares vest on each of December 29, 2020, 2021 and 2022, and 184 shares vest on each of December 6, 2020, 2021, 2022 and 185 shares vest on December 6, 2023; 105 shares vest on each of December 20, 2020, 2021, 2022, 2023 and 2024.

•
Mr. Boylan held a total of 1,415 shares of restricted stock, which vest as follows: 62 shares vest on each of December 30, 2020, 219 shares vest on each of January 31, 2021 and 218 shares vest on January 31, 2022, 229 shares vest on each February 26, 2021, 2022, 2023 and 2024.

Related Party Transactions
Malvern Bank has made, and expects to make in the future, in the ordinary course of business, loans to directors, officers, principal shareholders and their associates. All loans to such persons were made, and will be made, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth as of the Record Date certain information as to the common stock beneficially owned by (i) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to us to be the beneficial owner of more than 5% of the issued and outstanding common stock, (ii) the directors and director nominees of Malvern Bancorp, (iii) the Named Executive Officers of Malvern Bancorp, and (iv) all current directors, director nominees and executive officers of Malvern Bancorp as a group.
Name of Beneficial Owner or Number of Persons in Group	Amount and Nature of Beneficial Ownership as of January 14, 2021(1)	Percent of Common Stock
PL Capital Advisors, LLC. 750 Eleventh Street South Suite 202 Naples, FL 34102	746,461(2)	9.8%

Seidman & Associates, LLC 100 Misty Lane, 1st Floor. Parsippany, NJ 07054	705,782(3)	9.1%

FJ Capital Management LLC 1313 Dolley Madison Blvd Suite 306 McLean, VA 22101	684,000(4)	9.0%

EJF Capital LLC 2107 Wilson Blvd., Suite 410 Arlington, VA 22201	640,587(5)	8.4%

The Banc Funds Company, LLC 20 North Wacker, Suite 3300 Chicago, IL 60606	516,142(6)	6.6%

Directors and Nominees:
Norman Feinstein	17,374(7)	*
Andrew Fish	11,771(8)	*
Cynthia Felzer Leitzell	18,328(9)	*
Stephen P. Scartozzi	18,462(10)	*
Anthony C. Weagley	75,683(11)	*
Howard Kent	197,280(12)	2.6%
Julia Corelli	14,404(13)	*
James Barrett	17,157(14)	*

Other Named Executive Officers:	*
Joseph Gangemi	13,056(15)	*
William Boylan	6,643(16)	*

All Current Directors, Director Nominees and Executive Officers as a Group (10 persons)	390,156(17)	5.1%
*	Represents less than 1.0% of our outstanding common stock.
(1)
Based upon filings made with the SEC pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of common stock are deemed to be beneficially owned by a person if he, she or it directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.
(2)
According to a filing under the Exchange Act made on August 7, 2020 by PL Capital Advisors, LLC and certain affiliates, PL Capital Advisors as of such filing has shared voting and dispositive power over 746,461 shares of common stock.

(3)
According to a filing under the Exchange Act made on April 1, 2019 by Lawrence B. Seidman and certain affiliated entities, Mr. Seidman as of such filing has sole voting and dispositive power over 705,782 shares of common stock. Mr. Seidman, (i) as the manager of Seidman and Associates, L.L.C. (“SAL”), may be deemed the beneficial owner of the 144,699 shares owned by SAL, (ii) as the sole officer of Veteri Place Corporation (“Veteri”), the general partner of each of Seidman Investment Partnership, L.P. (“SIP”) and Seidman Investment Partnership II, L.P. (“SIPII”), may be deemed the beneficial owner of the 104,034 shares owned by SIP and the 136,047 shares owned by SIPII, (iii) as the managing member of JBRC I, LLC, a co-general partner of Seidman Investment Partnership III, L.P. (“SIP III”), may be deemed the beneficial owner of the 33,473 shares owned by SIPIII, (iv) as the sole officer of Veteri, the trading advisor of LSBK06-08, L.L.C. (“LSBK”) and CBPS, LLC (“CBPS”), may be deemed the beneficial owner of the 81,025 shares owned by LSBK and the 90,572 shares owned by CBPS, and (v) as the investment manager for each of Broad Park Investors, L.L.C. (“Broad Park”) and Chewy Gooey Cookies, L.P. (“Chewy”), may be deemed the beneficial owner of the 92,292 shares owned by Broad Park and the 23,640 shares owned by Chewy. Accordingly, Mr. Seidman may be deemed the beneficial owner of an aggregate of 705,782 shares. In the foregoing capacities, Mr. Seidman has sole and exclusive investment discretion and voting authority with respect to all such shares.

(4)
According to a filing under the Exchange Act made on February 13, 2020 by Financial Opportunity Fund LLC, FJ Capital Management, LLC, Martin S. Friedman and other entities, FJ Capital Management LLC as of such filing has shared voting and dispositive power over 698,522 shares of common stock. Mr. Friedman is the managing member of FJ Capital Management LLC.

(5)
According to a filing under the Exchange Act made on February 14, 2018 by EJF Capital LLC, Emanuel J. Friedman and EJF Sidecar Fund, Series LLC—Series E, the reporting persons as of such filing have shared voting and dispositive power over 640,587 shares of common stock.

(6)
According to a filing under the Exchange Act made on February 13, 2020 by The Banc Funds Company, L.L.C., Banc Fund X L.P., Banc Fund VIII L.P. and Banc Fund IX L.P., the reporting persons as of such filing have voting and dispositive power over an aggregate of 516,142 shares of common stock (with Banc Fund X L.P. having sole voting and dispositive power over 42,133 of such shares, Banc Fund VIII L.P having sole voting and dispositive power over 242,904 of such shares, and Banc Fund IX L.P. having sole voting and dispositive power over 242,004 of such shares).

(7)
Includes 2,028 shares subject to restricted stock awards which have not yet vested as of February 1, 2021 and 1,268 shares subject to options which are exercisable as of February 1, 2021, for Mr. Feinstein.

(8)
Includes 2,028 shares subject to restricted stock awards which have not yet vested as of February 1, 2021 and 1,268 shares subject to options which are exercisable as of February 1, 2021, for Mr. Fish.

(9)
Includes 2,028 shares subject to restricted stock awards which have not yet vested as of February 1, 2021 and 1,268 shares subject to options which are exercisable as of February 1, 2021, for Mrs. Leitzell.

(10)
Includes 2,028 shares subject to restricted stock awards which have not yet vested as of February 1, 2021 and 2,068 shares subject to options which were exercisable as of February 1, 2021, for Mr. Scartozzi.

(11)	Includes 9,847 shares subject to a restricted stock award which has not yet vested as of February 1, 2021, 1,731 shares held in the 401(k) Plan and 4,985 shares allocated to Mr. Weagley in the ESOP.
(12)
Includes 2,028 shares subject to restricted stock awards which have not yet vested as of February 1, 2021 and 2,068 shares subject to options which were exercisable as of February 1, 2021 for Mr. Kent.

(13)
Includes 1,260 shares subject to restricted stock awards which have not yet vested as of February 1, 2021 and 200 shares subject to options which were exercisable as of February 1, 2021 for Mrs. Corelli.

(14)	Includes 700 shares subject to a restricted stock award which has not yet vested as of February 1, 2021 for Mr. Barrett.
(15)
Includes 360 shares held in the 401(k) Plan, 900 shares held in trust for Mr. Gangemi’s children, 1,306 shares subject to a restricted stock award which have not yet vested as of February 1, 2021 and 3,869 shares allocated to Mr. Gangemi in the ESOP.

(16)	Includes 13 shares held in the 401(k) Plan; 3,406 shares allocated to Mr. Boylan in the ESOP and 1,134 shares subject to a restricted stock award which have not yet vested as of February 1, 2021.
(17)	Includes an aggregate of 2,103 shares allocated to the 401(k) Plan accounts of executive officers.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the officers and directors, and persons who own more than 10% of Malvern Bancorp’s common stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by regulation to furnish Malvern Bancorp with copies of all Section 16(a) forms they file. We know of no person who owns 10% or more of our common stock.
Based solely on our review of the copies of such forms furnished to us, or written representations from our officers and directors, we believe that all such Section 16(a) reports were timely filed with respect to the fiscal year ended September 30, 2020, except that Director Leitzell inadvertently reported one stock purchase one day late.

PROPOSAL 2
PROPOSAL TO ADOPT A NON-BINDING RESOLUTION TO APPROVE THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The SEC’s proxy rules require that not less frequently than once every three years a proxy statement for an annual meeting of shareholders for which the proxy solicitation rules of the SEC require compensation disclosure must also include a separate resolution subject to shareholder vote to approve the compensation of the Company’s named executive officers disclosed in the proxy statement. The Company’s Board of Directors previously determined to submit the non-binding resolution on compensation of our named executive officers to our shareholders on an annual basis.
The executive officers named in the summary compensation table and deemed to be “named executive officers” are Messrs. Weagley, Gangemi and Boylan. Reference is made to the summary compensation table and disclosures set forth under “Executive Compensation” in this Proxy Statement.
The proposal gives shareholders the ability to vote on the compensation of the Company’s named executive officers through the following resolution:
“Resolved, that the shareholders approve the compensation of the named executive officers as disclosed in this Proxy Statement.”
The shareholder vote on this proposal is not binding on Malvern Bancorp or the Board of Directors and cannot be construed as overruling any decision made by the Board of Directors. However, the Board of Directors of Malvern Bancorp will review the voting results on the non-binding resolution and take them into consideration when making future decisions regarding executive compensation.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors of Malvern Bancorp has appointed Baker Tilly to perform the audit of the Company’s financial statements for the fiscal year ending September 30, 2021, and further directed that the selection of auditors be submitted for ratification by the shareholders at the Annual Meeting. Baker Tilly has audited the Company’s financial statements since the fiscal year ended September 30, 2018. Representatives of Baker Tilly are expected to attend the Annual Meeting, will be afforded the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
There were no “disagreements” (as defined in Item 304(a)(1)(iv) of the SEC’s Regulation S-K and the related instructions) between the Company and Baker Tilly or “reportable events” (as defined in Item 304(a)(1)(v) of the SEC’s Regulation S-K) during the Company’s two most recent fiscal years.
During the Company’s two most recent fiscal years and through the date of this Proxy Statement, neither the Company nor anyone on its behalf consulted with Baker Tilly with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Baker Tilly concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).
We have been advised by Baker Tilly that neither its firm nor any of its associates has any relationship with Malvern Bancorp or its subsidiaries other than the usual relationship that exists between an independent registered public accounting firm and its clients.
Audit Fees
The following table sets forth the aggregate fees paid by us to Baker Tilly for professional services rendered by the firm in connection with the audit of Malvern Bancorp’s consolidated financial statements for the fiscal years ended September 30, 2020 and 2019, respectively, as well as the fees paid by us to Baker Tilly for audit-related services, tax services and all other services rendered by the firm to us during the fiscal years ended September 30, 2020 and 2019, respectively.
	Year Ended September 30,
	2020	2019
Audit fees(1)	$474,450	$277,135
Audit-related fees(2)	23,500	23,500
Tax fees	46,850	58,085
All other fees	—	—
Total	$544,800	$358,720
(1)
Audit fees consist of fees incurred in connection with the audit of the Company’s annual financial statements and review of financial statements included in Form 10-Qs, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses.

(2)	Audit related fees consist of fees incurred in connection with the audit of our employee benefit plan.
(3)	Tax fees include fees billed for the preparation of state and federal tax returns and assistance with calculating estimated tax payments.
The Audit Committee selects our independent registered public accounting firm and pre-approves all audit services to be provided by it to Malvern Bancorp. The Audit Committee also reviews and pre-approves all audit-related and non-audit related services rendered by our independent registered public accounting firm in accordance with the Audit Committee’s charter. In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm. The Audit Committee pre-approves certain audit-related services and certain non-audit related tax services which are specifically described by the Audit Committee on an annual basis, and separately approves other individual engagements as necessary.

Each new engagement of the Company’s independent registered public accounting firm was approved in advance by the Audit Committee or its Chair, and none of those engagements made use of the de minimis exception to pre-approval contained in the SEC’s rules.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BAKER TILLY US, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2021.
SHAREHOLDER PROPOSALS, NOMINATIONS AND COMMUNICATIONS
WITH THE BOARD OF DIRECTORS
Shareholder Proposals. Any proposal which a shareholder wishes to have included in the proxy materials of Malvern Bancorp relating to the next annual meeting of shareholders of Malvern Bancorp, which is anticipated to be held in February 2022, must be made in writing and filed with the Corporate Secretary, Joseph Gangemi, Malvern Bancorp, Inc., 42 E. Lancaster Avenue, Paoli, Pennsylvania 19301, no later than September 30, 2021. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.
Shareholder proposals that are not submitted for inclusion in Malvern Bancorp’s proxy materials pursuant to Rule 14a-8 may be brought before an annual meeting pursuant to Section 2.10 of Malvern Bancorp’s Bylaws. Notice of the proposal must also be given in writing and delivered to, or mailed and received at, our principal executive offices by September 30, 2021. The notice must include the information required by Section 2.10 of our Bylaws.
Shareholder Nominations. Our Bylaws provide that, subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, all nominations for election to the Board of Directors, other than those made by the Board of Directors or the Nominating and Corporate Governance Committee thereof, shall be made by a shareholder who has complied with the notice provisions in the Bylaws. Written notice of a shareholder nomination generally must be communicated to the attention of the Corporate Secretary and either delivered to, or mailed and received at, our principal executive offices not later than, with respect to an annual meeting of shareholders, 120 days prior to the anniversary date of the mailing of proxy materials by us in connection with the immediately preceding annual meeting of shareholders. For our annual meeting in 2022, this notice must be received by September 30, 2021. Each written notice of a shareholder nomination is required to set forth certain information specified in Section 3.12 of Malvern Bancorp’s Bylaws.
Other Shareholder Communications. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors of Malvern Bancorp, Inc., c/o Joseph Gangemi, Malvern Bancorp, Inc., 42 E. Lancaster Avenue, Paoli, Pennsylvania 19301. Mr. Gangemi will forward such communications to the director or directors to whom they are addressed.
ANNUAL REPORTS
Our 2020 Annual Report has been made available to shareholders and is posted on the Company’s website at http://ir.malvernbancorp.com and on the SEC’s website at http://www.sec.gov. Additional copies of the 2020 Annual Report may be obtained without charge upon written request to Mr. Joseph Gangemi, Malvern Bancorp, Inc., 42 E. Lancaster Avenue, Paoli, Pennsylvania 19301.
The 2020 Annual Report shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).
OTHER MATTERS
Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of the solicitation of proxies will be borne by Malvern Bancorp. Malvern Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of Malvern Bancorp’s common stock. In addition to solicitations by mail, directors, officers and employees of Malvern Bancorp may solicit proxies personally or by telephone without additional compensation.
SHAREHOLDERS SHARING THE SAME ADDRESS
The SEC has adopted rules that permit companies and intermediaries (such as brokers, banks and other nominees) to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of the Proxy Statement, the 2020 Annual Report and other proxy materials, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees.
Under applicable law, if you consented or were deemed to have consented, your broker, bank or other intermediary may send only one copy of the Proxy Statement, the 2020 Annual Report, and other proxy materials to your address for all residents that own shares of Company common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other intermediary. If you are receiving multiple copies of the Proxy Statement, the 2020 Annual Report, and other proxy materials, you may be able to request householding by contacting your broker, bank or other intermediary. Upon written or oral request, we will promptly deliver a separate set of the Proxy Statement, the 2020 Annual Report or other proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. If you wish to request copies free of charge of the Proxy Statement, the 2020 Annual Report or other proxy materials, please send your request to Mr. Joseph Gangemi, Malvern Bancorp, Inc., 42 E. Lancaster Avenue, Paoli, Pennsylvania 1930. or call the Company with your request at (610) 644-9400.
BY ORDER OF THE BOARD OF DIRECTORS
Joseph D. Gangemi
Corporate Secretary

APPENDIX A – FORM OF PROXY

MALVERN Bancorp Inc.

MALVERN BANCORP, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. EST on March 9, 2021 for shares held directly and by 11:59 p.m. EST on March 7, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MLVF2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. EST on March 9, 2021 for shares held directly and by 11:59 p.m. EST on March 7, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D30661-Z78785-P47827

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MALVERN BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect eight directors for a one-year term expiring in 2022 and until their successors are elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Howard Kent
02) James Barrett
03) Julia D. Corelli
04) Norman Feinstein
05) Andrew Fish
06) Cynthia Felzer Leitzell
07) Stephen P. Scartozzi
08) Anthony C. Weagley

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D30662-Z78785-P47827

MALVERN BANCORP, INC.
Annual Meeting of Shareholders
March 10, 2021, 9:30 AM EST

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MALVERN BANCORP, INC. FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 10, 2021 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby appoints the Board of Directors of Malvern Bancorp, Inc. or any successors thereto, as proxies with full powers of substitution, to represent and vote, as designated on the reverse side, all the shares of common stock of Malvern Bancorp, Inc. held of record by the undersigned on January 14, 2021 at the Annual Meeting of Shareholders to be held via a live webcast at www.virtualshareholdermeeting.com/MLVF2021, on Wednesday, March 10, 2021, at 9:30 a.m., EST, or at any adjournment thereof.

Continued and to be signed on reverse side

Your **Vote** Counts!

MALVERN BANCORP, INC.

2021 Annual Meeting
Vote by March 9, 2021 11:59 PM EST. For shares held in a Plan, vote by March 7, 2021 11:59 PM EST.

MALVERN
Bancorp Inc.

MALVERN BANCORP, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

D30664-Z78785-P47827

You invested in MALVERN BANCORP, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on March 10, 2021.**

Get informed before you vote

View the Notice & Proxy Statement and Form 10-K online OR you can receive a free paper copy of voting material(s) by requesting prior to February 24, 2021. If you would like to request a copy of the voting material(s), you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting

March 10, 2021
9:30 AM EST

Virtually at:
www.virtualshareholdermeeting.com/MLVF2021

V1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. To elect eight directors for a one-year term expiring in 2022 and until their successors are elected and qualified. **Nominees:** 01) Howard Kent 02) James Barrett 03) Julia D. Corelli 04) Norman Feinstein 05) Andrew Fish 06) Cynthia Felzer Leitzell 07) Stephen P. Scartozzi 08) Anthony C. Weagley	✔ For
2. To adopt a non-binding resolution to approve the compensation of our named executive officers.	✔ For
3. To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021.	✔ For

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".

D30665-Z78785-P47827